As filed with the Securities and Exchange Commission on May 16, 2003
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              CAPITOL BANCORP LTD.
             (Exact name of registrant as specified in its charter)

            MICHIGAN                                     38-2761672
(State or other jurisdiction of             (I.R.S. employer identification no.)
 incorporation or organization)

                Capitol Bancorp Center, 200 N. Washington Square
                             Lansing, Michigan 48933
                                 (517) 487-6555
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


               SUNRISE CAPITAL CORPORATION 1998 STOCK OPTION PLAN
                            (Full title of the plan)

                        Joseph D. Reid, Chairman and CEO
                              Capitol Bancorp Ltd.
                Capitol Bancorp Center, 200 N. Washington Square
                             Lansing, Michigan 48933
                                 (517) 487-6555
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                      CALCULATION OF REGISTRATION FEE
=========================================================================================================
Title of each class of                       Proposed maximum     Proposed maximum
  securities to be         Amount to be     Offering price per        aggregate            Amount of
   registered(1)           Registered(1)          share(2)        offering price(2)   registration fee(2)
---------------------------------------------------------------------------------------------------------
   Common Stock,
   No par value           153,095 shares           $22.75           $3,482,911.25           $281.77
=========================================================================================================

----------
     (1) The number of shares registered may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall cover such additional shares.

     (2) Estimated pursuant to Rule 457(h) and Section 6 (b)(2) under the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price is based upon the closing price of the Common Stock as reported on the NASDAQ National Market on May 8, 2003 ($22.75).

                                EXPLANATORY NOTE

     Capitol Bancorp Ltd. (the "Registrant") hereby files this Registration Statement of Form S-8 relating to its Common Stock, no par value, which may be issued upon the exercise of options (collectively, "Options") granted or to be granted under the option plan listed below. Pursuant to the plan of share exchange ("exchange agreement") effective September 30, 2002 between the Registrant and Sunrise Capital Corporation ("Sunrise"), whereby Sunrise became a wholly owned subsidiary of the Registrant.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information required in Part I of the Registration Statement will be provided to each participant in the Sunrise Capital Corporation 1997 Stock Option Plan as required by Rule 428(b)(1). Those documents are not being filed with the Securities and Exchange Commission (the "Commission") in accordance with the instructions to Form S-8, but the documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Capitol Bancorp Ltd., a Michigan corporation (Commission File No. 33-24728C) (the "registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference:

     (a) the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

     (b) the registrant's Annual Report on Form 10-K for the year ended December 31, 2002;

     (b) all other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2002; and

     (c) the description of the registrant's  common stock set forth under "Item
1. Description of Registrant's Securities to be Registered" in its registration statement on Form S-18, Reg. No. 33-24728C, filed with the Securities and Exchange Commission on September 15,

1988, and Post Effective Amendment No. 1 to Form S-3, Reg. No. 333-41215 and 333-41215-01, filed with the Securities and Exchange Commission on February 9, 1998.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

     Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The registrant shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Cristin Reid English, Chief Administrative Officer, Capitol Bancorp Ltd., Capitol Bancorp Center, 200 N. Washington Square, Lansing, Michigan 48933; telephone:
(517) 487-6555.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Michigan Business Corporation Act, as amended ("MBCA"), provides that a Michigan corporation, such as Capitol Bancorp Ltd., may indemnify a director, officer, employee or agent of the corporation (an "Indemnitee") against the Indemnitee's expenses and judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) involving the Indemnitee by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the corporation, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The MBCA also provides that in derivative actions, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses actually and reasonably incurred by the Indemnitee to the extent that the Indemnitee is successful on the merits or otherwise in any such action, suit or proceeding or in the defense of any claim, issue or matter therein. Under the MBCA, no indemnification shall be made with respect to any claim, issue or matter as to which an Indemnitee shall have been adjudged to be liable to the corporation unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The MBCA also generally permits the advancement of reasonable expenses and empowers the corporation to purchase and maintain directors' and officers' insurance.

     Article VI of the Articles of Incorporation, as amended, of the registrant contains provisions authorizing indemnification of directors, officers, employees and agents of the registrant that are substantially similar to those set forth in the MBCA and authorizes the registrant to purchase directors' and officers' insurance. Article VI of the By-laws of the registrant contains provisions authorizing indemnification of directors, officers, employees and agents of the registrant to the fullest extent authorized or permitted by the MBCA and authorizes the registrant to purchase directors' and officers' insurance.

     Section 209 of the MBCA provides that the articles of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for the amount of a financial benefit received by a director to which such director is not entitled,
(ii) for an intentional infliction of harm on the corporation or the shareholders, (iii) under Section 551(1) of the MBCA (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock and loans to a director, officer, or employee of the corporation or of a subsidiary of the corporation) or (iv) for an intentional criminal act. Article VI of the registrant's Articles of Incorporation include such a provision.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in this Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The following exhibits are furnished with this Registration Statement:

     Exhibit No.  Description
     -----------  -----------
     4            Instruments defining the Rights of Capitol's Security Holders:

                    (a)  Common Stock Certificate(1)

                    (b)  Indenture dated December 18, 1997(2)

                    (c)  Subordinated Debenture(2)

                    (d) Amended and Restated Trust Agreement dated December 18, 1997(2)

                    (e)  Preferred  Security   Certificate  dated  December  18,
                         1997(2)

                    (f) Preferred Securities Guarantee Agreement of Capitol Trust I dated December 18, 1997(2)

                    (g) Agreement as to Expenses and Liabilities of Capitol Trust I(2)

     5            Opinion of Brian K. English as to the validity of the shares.

     23.1         Consent of BDO Seidman, LLP.

     23.2         Consent of Brian K. English (included in Exhibit 5).

     24 Power of attorney (included on the signature page of the Registration Statement).

     99           Sunrise Capital Corporation 1998 Stock Option Plan.

----------
(1) INCORPORATED BY REFERENCE FROM FORM S-18, REG. NO. 33-24728C, FILED SEPTEMBER 15, 1988.
(2) INCORPORATED BY REFERENCE FROM POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-3, REG. NO. 333-41215 AND 333-41215-01 FILED FEBRUARY 9, 1998.

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lansing, State of Michigan, on May 16, 2003.

                                       CAPITOL BANCORP LTD., a Michigan
                                       corporation

                                       By:  /s/ Joseph D. Reid
                                            ------------------------------------
                                            Joseph D. Reid
                                       Its: Chairman and Chief Executive Officer


     DIRECTORS AND OFFICERS OF THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on May 16, 2003. By so signing, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of the registrant, does hereby appoint Joseph D. Reid and Lee W. Hendrickson, and each of them severally, his or her true and lawful attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer, or both, as the case may be, of the registrant, any and all amendments to this Registration Statement (including post-effective amendments thereto) and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

         Signatures                                    Title
         ----------                                    -----

Principal Executive Officer:              Chairman of the Board, Chief Executive
                                          Officer and Director

/s/ Joseph D. Reid
-------------------------------
Joseph D. Reid


Principal Financial Officer & Principal   Chief Financial Officer
Accounting Officer:


/s/ Lee W. Hendrickson
-------------------------------
Lee W. Hendrickson


         Signatures                                    Title
         ----------                                    -----

/s/ Joseph D. Reid                     Chairman of the Board, CEO and Director
-------------------------------
Joseph D. Reid

/s/ Michael L. Kasten                  Vice Chairman of the Board and Director
-------------------------------
Michael L. Kasten

/s/ Lyle W. Miller                     Vice Chairman of the Board and Director
-------------------------------
Lyle W. Miller

/s/ Robert C. Carr                     Treasurer and Director
-------------------------------
Robert C. Carr

/s/ David O'Leary                      Secretary and Director
-------------------------------
David O'Leary

/s/ Louis G. Allen                     Director
-------------------------------
Louis G. Allen

/s/ Paul R. Ballard                    Director
-------------------------------
Paul R. Ballard

/s/ David L. Becker                    Director
-------------------------------
David L. Becker

/s/ Douglas E. Crist                   Director
-------------------------------
Douglas E. Crist

/s/ Michael J. Devine                  Director
-------------------------------
Michael J. Devine

         Signatures                                    Title
         ----------                                    -----

/s/ Cristin Reid English               Chief Administrative Officer and Director
-------------------------------
Cristin Reid English

/s/ James C. Epolito                   Director
-------------------------------
James C. Epolito

/s/ Gary A. Falkenberg                 Director
-------------------------------
Gary A. Falkenberg

/s/ Joel I. Ferguson                   Director
-------------------------------
Joel I. Ferguson

/s/ Kathleen A. Gaskin                 Director
-------------------------------
Kathleen A. Gaskin

/s/ H. Nicholas Genova                 Director
-------------------------------
H. Nicholas Genova

/s/ Michael F.  Hannley                Director
-------------------------------
Michael F. Hannley

/s/ Lewis D. Johns                     Director
-------------------------------
Lewis D. Johns

/s/ John S. Lewis                      Director
-------------------------------
John S. Lewis

/s/ Humberto S. Lopez                  Director
-------------------------------
Humberto S. Lopez

/s/ Leonard Maas                       Director
-------------------------------
Leonard Maas

/s/ Kathryn L. Munro                   Director
-------------------------------
Kathryn L. Munro

                                       Director
-------------------------------
Myrl D. Nofziger

/s/ Ronald K. Sable                    Director
-------------------------------
Ronald K. Sable

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form S-8






                                Index to Exhibits
                                    Exhibits






                              CAPITOL BANCORP LTD.
                            (A Michigan corporation)
                Capitol Bancorp Center, 200 N. Washington Square
                             Lansing, Michigan 48933

                                INDEX TO EXHIBITS

     Exhibit No.  Description
     -----------  -----------
     4            Instruments defining the Rights of Capitol's Security Holders:

                    (a)  Common Stock Certificate(1)

                    (b)  Indenture dated December 18, 1997(2)

                    (c)  Subordinated Debenture(2)

                    (d) Amended and Restated Trust Agreement dated December 18, 1997(2)

                    (e)  Preferred  Security   Certificate  dated  December  18,
                         1997(2)

                    (f) Preferred Securities Guarantee Agreement of Capitol Trust I dated December 18, 1997(2)

                    (g) Agreement as to Expenses and Liabilities of Capitol Trust I(2)

     5            Opinion of Brian K. English as to the validity of the shares.

     23.1         Consent of BDO Seidman, LLP.

     23.2         Consent of Brian K. English (included in Exhibit 5).

     24 Power of attorney (included on the signature page of the Registration Statement).

     99           Sunrise Capital Corporation 1998 Stock Option Plan.

----------
(1) INCORPORATED BY REFERENCE FROM FORM S-18, REG. NO. 33-24728C, FILED SEPTEMBER 15, 1988.
(2) INCORPORATED BY REFERENCE FROM POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-3, REG. NO. 333-41215 AND 333-41215-01 FILED FEBRUARY 9, 1998.